EXHIBIT 10.17

GE Commercial Finance
Commercial & Industrial Finance

                                                                    CONFIDENTIAL

August 22, 2005

Mr. Laurence Levy
Rand Acquisition Corporation
450 Park Avenue
New York, NY 10022

Re: Commitment Letter - Lower Lakes Acquisition Financing

Dear Mr Levy:

GE Commercial & Industrial Finance, Inc. ("CIF" or "Lender") is pleased to offer its commitment to provide up to US$28.0 million of financing (the "Financing") to Lower Lakes Towing Ltd., Grand River Navigation Inc. and Lower Lakes Transportation Company Inc. (each individually referred to as "a Borrower" and collectively as "Borrowers"), on the terms and subject to the conditions set forth in this letter (together with Schedule A attached hereto and incorporated herein, the "Commitment Letter"). It is contemplated that the financing will consist of up to US$5.5MM (with a portion to be available in C$) Senior Secured Revolving Credit Facility ("Revolver") and a US$22.5MM (with a portion to be available in C$) Senior Secured Term Loan ("Term Loan"). The allocation of the Term Loan will be split between Lower Lakes Towing Ltd. at the C$ equivalent of US$18.5MM, and Grand River Navigation Inc. at US$4.0MM. The final allocation of the Revolver between US dollar and Canadian dollar will be determined prior to closing.

See Schedule A attached hereto for a summary of the terms and conditions of the Financing.

By signing this Commitment Letter, regardless of whether the Financing closes, Rand Acquisition Corporation ("Rand") jointly and severally agrees to pay upon demand to CIF all fees and expenses (including but not limited to all costs and fees of legal counsel (reasonable), environmental consultants, appraisers, auditors and other consultants and advisors) incurred in connection with this letter, and the Financing (and documentation thereof), plus actual out-of-pocket expenses in connection with the conduct of CIF's due diligence.

The expenses referred to in the immediately preceding paragraph will be charged against the Initial Underwriting Deposit paid under the Proposal Letter dated July 29, 2005 (the "Proposal Letter") between CIF and you. CIF will monitor the progress of expenses incurred and reserves the right to request additional deposit funds once such incurred expenses are no longer covered by the Initial Underwriting Deposit. The balance of the Initial Underwriting Deposit (plus any additional deposits), net of the expenses referred to in the immediately preceding paragraph and any other amounts any Borrower owes Lender, will be (i) applied to the fees owing by any Borrower at closing if the Financing closes or
(ii) retained by CIF as a fee if the Financing does not close by December 15, 2005, whether as a result of your election for any reason not to do business with CIF or a failure to fulfill any of the conditions of the proposed Financing.

CIF's commitment under this Commitment Letter is subject to the execution and delivery of final legal documents acceptable to CIF and its counsel and the satisfactory completion of its legal due diligence. If through such due diligence or otherwise we obtain information which we believe has had or could have a Material Adverse Effect (as defined in Schedule A attached hereto), or which indicates that any information used by us in our financial analysis and approval was materially inaccurate or contained material omissions, we may decline to provide the Financing.

      General Electric Capital Corporation
      200 King Street West, Suite 1812
      P.O.B0X 45
      Toronto, Ontario M5H 3T4   T 416 591 2800
      Canada                     F 416 591 2755

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

Borrowers hereby consent to and authorize CIF to perform all background, credit, judgment, lien and other checks and searches as CIF deems appropriate.

This Commitment Letter is being provided to you on the condition that, except as required by law, neither it nor its contents will be disclosed publicly or privately except to those individuals who are your officers, employees or advisors who have a need to know of them as a result of their being specifically involved in the Financing and then only on the condition that such matters may not be further disclosed. None of such persons shall, except as required by law, use the name of, or refer to, CIF or any of its affiliates in any correspondence, discussions, advertisement, press release or disclosure made in connection with the Financing without the prior written consent of CIF.

Regardless of whether the Financing closes, each Borrower jointly and severally agrees to indemnify and hold CIF and its affiliates, and the directors, officers, employees, and representatives of any of them, harmless from and against all claims, expenses (including, but not limited to, attorneys' fees), damages, and liabilities of any kind which may be incurred by, or asserted against, any such person in connection with, or arising out of, this Commitment Letter, the Financing, any transactions contemplated thereby, any other related financing, documentation, disputes or environmental liabilities, and any investigation, litigation, or proceeding related to any such matters. Under no circumstances shall CIF or any of its affiliates be liable for any punitive, exemplary, consequential, or indirect damages which may be alleged in connection with this Commitment Letter, the Financing, any transactions contemplated thereby, or any other financing.

Upon the effectiveness of this Commitment Letter in accordance with the last paragraph below, the commitment of CIF hereunder shall remain in effect until the earlier of: (a) December 15,2005, or (b) CIF's written notice to Rand that any term or condition described herein will not or cannot be fulfilled to CIF's satisfaction in its sole discretion, and that CIF has terminated its commitment hereunder by reason thereof. Notwithstanding the expiration or termination of GE Capital's commitment hereunder, the provisions set forth herein regarding the Underwriting Deposit, fee and expense reimbursement, indemnities, confidentiality and waiver of jury trial shall survive such expiration or termination.

By your acceptance of this Commitment Letter, you agree that this Commitment Letter supersedes any and all discussions, negotiations, understandings or agreements, written or oral, express or implied, between or among the parties hereto, GE Capital, CIF and any other person as to the subject matter hereof, including, without limitation, the Proposal Letter, which is hereby merged herein. THIS COMMITMENT LETTER MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ACTUAL OR ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT UNDERSTANDINGS OR AGREEMENTS OF THE PARTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, OTHER THAN A WRITING WHICH EXPRESSLY AMENDS OR SUPERSEDES THIS COMMITMENT LETTER. ALL OTHER WRITINGS, INCLUDING, WITHOUT LIMITATION, THE PROPOSAL LETTER, ISSUED BY CIF TO YOU PRIOR TO THE DATE HEREOF, ARE NULL AND VOID AND OF NO EFFECT. THERE ARE NO UNWRITTEN ORAL UNDERSTANDINGS OR AGREEMENTS BETWEEN THE PARTIES.

THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFFERENCE TO ANY OTHERWISE APPLICABLE OF CONFLICTS OF LAW PRINCIPLES.

By your acceptance of this Commitment Letter, you hereby provide your consent to CIF (subject to consent also being obtained from Borrowers) to file in any jurisdiction at any time prior to the closing of the Financing initial financing statements (as well as amendments thereto) covering all or any portion of each Borrowers' assets.

This Commitment Letter may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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                                      -2-

THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS
COMMITMENT LETTER OR ANY OF THE DOCUMENTATION EXECUTED IN CONNECTION WITH THE FINANCING.

To become effective and create a binding commitment by CIF to provide the Financing on the terms and subject to conditions set forth in this Commitment Letter, this Commitment Letter must be accepted by you and a signed copy of an original returned to us, at or before 5:OO p.m. (New York Time) on August 25, 2005.

Sincerely.

GE COMMERCIAL & INDUSTRIAL FINANCE, INC.


By: /s/ Dan Billard
    --------------------------------
Name: Dan Billard
Title: Senior Vice President

AGREED AND ACCEPTED THIS 22 DAY OF AUGUST, 2005.

Rand Acquisition Corporation


By: /s/ Laurence Levy
    --------------------------------
Name: LAURENCE LEVY
Title: CHAIRMAN

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                                      -3-

                                                                      SCHEDULE A

                                   TERM SHEET

BORROWERS:             Lower   Lakes   Towing  Ltd.   ("Towing"),   Grand  River
                       Navigation Inc. ("Grand") and Lower Lakes  Transportation
                       Company  Inc.  ("Transportation")  will be the  borrowers
                       under the proposed Financing (each individually  referred
                       to as "a Borrower" and collectively as "Borrowers"), each
                       of  which  upon   consummation  of  the  Acquisition  and
                       Restructuring referred to below will be a wholly-owned subsidiary of Rand Acquisition Corporation ("Rand") or of a holding company formed and owned by Rand (the direct parent of each Borrower is herein after referred to as "parent"). A portion of the Financing will be domiciled in Canada and a portion in the US, with the final structure to be determined prior to closing.

GUARANTORS:            Each  Canadian   resident  Borrower  (and  each  Canadian
                       resident affiliate or subsidiary  thereof, as applicable)
                       will  guarantee the  obligations  of each other  Canadian
                       resident Borrower (if any) under the Financing,  and each
                       US resident  Borrower (and each US resident  affiliate or
                       subsidiary  thereof,  as  applicable)  and its parent (or
                       Rand  if  Rand  is  the  parent)   will   guarantee   the
                       obligations   of  each  US  Borrower  and  each  Canadian
                       Borrower under the Financing.  All such  obligations will
                       be  cross-defaulted  to  each  other  and  to  all  other
                       material  indebtedness  of  a  Borrower  or  any  of  its
                       subsidiaries.  All US resident Borrower obligations shall
                       be    cross-collateralized    with    each    other   and
                       cross-collateralized by such Borrower's parent (or Rand if Rand is the parent) and all Canadian Resident Borrower obligations shall be cross-collateralized with each other and cross-collateralized by each such Borrower's parent
                       (or Rand if Rand is the parent).

LENDERS: General Electric Capital Corporation, and with respect to the loans to Towing, a Canadian resident affiliate of General Electric Capital Corporation.

Agent:                 General Electric Capital Corporation.

USE OF PROCEEDS:       For  refinancing  existng  indebtedness of the Borrowers,
                       working  capital  and  other  corporate  purposes  to  be
                       determined.  The refinancing of Borrower  indebtedness to
                       occur in conjunction with the acquisition of Borrowers by
                       Rand and its  transitory  acquisition  subsidiary  (or by
                       another beneficially  wholly-owned subsidiary of Rand, as
                       may be  applicable),  distribution  of US Borrowers  from
                       Towing to Rand and  amalgamation of Towing and transitory
                       subsidiary,   all  in  accordance   with  Stock  Purchase
                       Agreements  between  Rand,   transitory   subsidiary  and
                       Borrowers (the "Acquisition and Restructuring").

CLOSING DATE:          The  parties  will  endeavor  to  close  at the  earliest
                       possible date, but in any event to close no later than December 15, 2005. CIF's commitment pursuant to this Commitment Letter and Term Sheet will be null and void if closing has not occurred by December 15, 2005.

REVOLVING CREDIT FACILITY

C$ REVOLVER AMOUNT:    Up to  US$[.]MM (to be established prior to Closing).
                       [Note: currency conversion to be done at closing exchange rates]

C$ REVOLVER
BORROWER:              Towing

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Page 2
Of Schedule A

US$ REVOLVER
AMOUNT:                Up to  US$[.]MM (to be established prior to Closing).
                       [Note: Total amount of Revolving Credit Facility (C$ plus US$ Amounts) not to exceed US$5.5MM]

US$ REVOLVER
BORROWER:              Transportation

TERM:                  5 Years.

LENDING FORMULA:       Subject  to a  Borrowing  Base  of up to 85% of  eligible
                       accounts receivable  (Borrowing Base for each Revolver to
                       be   determined   from   respective   Canadian   resident
                       Borrowers' and US resident Borrowers' eligible account receivables). Lender would retain the right from time to time to adjust advance rates, standards of eligibility and reserves against availability (including, but not limited to, reserves for priority claims).

                       A Seasonal Overadvance Subfacility will be available for general working capital purposes where availability under the Borrowing Base is insufficient to meet cash requirements of the Borrowers'. For greater clarity, the Seasonal Overadvance Subfacility is available beyond the company's Borrowing Base. Availability for the Seasonal Overadvance Subfacility is based upon the lesser of i) US$2.0 million or ii) 75% of the Fair Market Value of the vessels owned by Towing, Grand and any affiliate or subsidiary thereof less the outstanding C$ and US$ term loans (determined in US$ based on exchange rate at the date of determination) and any preferred liens. The Seasonal Overadvance Subfacility will only be available in the months of April and May each year. The Seasonal Overadvance Subfacility will be available in each year unless a default has occurred and is continuing under the Facility or applicable borrower expressly notifies Lender in writing that it does not wish to access this subfacility for such year. For greater clarity, the US$2.0 million Seasonal Overadvance Subfacility is included in the Lenders' aggregate US$5.5 million Revolving Credit Facilities commitment amount, and does not constitute any additional commitment amount.

TERM LOAN

C$ TERM L0AN
AMOUNT: Up to 75% of Fair Market Value ("FMV") of the vessels owned by Towing and any affiliate or subsidiary thereof (M/V Cuyahoga; S/S Saginaw; M/V Mississagi; S/S Michipicoten) less any priority liens, to a maximum of the C$ equivalent of US$18.5MM.

                       By way of indication, the FMV of the Canadian vessels (M/V Cuyahoga; S/S Saginaw; M/V Mississagi; S/S Michipicoten) is US$30.1MM based on a March/05 appraisal report prepared for the Lender (to be updated prior to close - see Conditions to Closing).

                       [Note: currency conversion to be done at closing exchange rates]

C$ TERM
LOAN BORROWER:         Towing

US$ TERM LOAN
AMOUNT: Up to 75% of Fair Market Value of the vessels owned by the US resident Borrowers (M/V Invincible; M/V Maumee; M/V Calumet) less any priority liens, to a maximum amount of US$4.0MM.

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Page 3
Of Schedule A

                       By way of indication, the FMV of the US vessels (M/V Invincible; M/V Maumee; M/V Calumet) is US$8.35MM based on a March/05 appraisal report prepared for the Lender (to be updated prior to close - see Conditions to Closing).

US$ TERM
LOAN BORROWER:         Grand

TERM:                  Expiring five (5) years from the date of closing.

AMORTIZATION:          Quarterly  principal  payments in the amount of 10% (year
                       1), 12% (years 2-5) and a balloon payment at maturity of 42%.

                       The C$ Term Loan will have annual amortization as follows:

                       ---------------------------------------------------------
                             Year                   Annual Principal Payments
                       ---------------------------------------------------------
                              1                 CDN $ equivalent of US$1,850,000
                             2-5                CDN $ equivalent of US$2,220,000
                        Maturity Date           CDN $ equivalent of US$7,770,000
                                                              plus
                                                any Remaining Outstanding Amount
                       ---------------------------------------------------------

                       Note: The CDN $ equivalent amount of the payments will be
                             established on the date of closing based on the exchange rate prevailing at that time.

                       US$ Term Loan will have annual amortization as follows:

                       ---------------------------------------------------------
                             Year                   Annual Principal Payments
                       ---------------------------------------------------------
                              1                            US$400,000
                             2-5                           US$480,000
                        Maturity Date            US$1,680,000 plus any Remaining
                                                       Outstanding Amount
                       ---------------------------------------------------------

                       If the Revolvers were terminated, the Term Loans would immediately be due and payable in full.

GENERAL TERMS AND CONDITIONS APPLICABLE TO REVOLVER & TERM LOAN

FLOATING INTEREST
RATE INDEX:            For Canadian  Dollar Loans in Canada:  C$ Prime, BA or BA
                       equivalent.  The BA equivalent  will be an annual rate of
                       interest   applicable   to   30-day   Canadian   Banker's
                       Acceptance Rate ("BA").

                       For US Dollar Loans in the US: At Borrower's option, 1, 2 or 3-month reserve-adjusted LIBOR, or US$ Prime rate.

FLOATIING INTEREST
RATE: The interest rate would be based on the Floating Interest Rate Index plus the Applicable Margin.

APPLICABLE MARGIN:

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Page 4
Of Schedule A

                       The Credit Facilities will have an applicable margin of 300 basis points for BA, BA equivalent loans or LIBOR loans; and 200 basis points for US$ Prime or C$ Prime.

                       Interest on the Credit Facilities will be payable monthly in arrears and would be calculated on the basis of a 365-day year (360-day year for LIBOR advances) and actual days elapsed.

                       From and after the occurrence of a default, a default rate of interest equal to an additional two percent (2.00%) per annum over the rate otherwise applicable will be payable on demand and the LIBOR pricing option shall not be available to Borrowers.

SECURITY:              Lender  will  receive a fully  perfected  first  priority
                       security interest in all of the existing and after acquired real and personal tangible and intangible assets
                       (including all intellectual property) of each Borrower's parent (or Rand if Rand is the parent), each Borrower and its subsidiaries, if any, and all proceeds thereof, except with respect to after acquired assets permitted to be acquired pursuant to the credit agreement and financed by a third party. All of the Lender's collateral will be free and clear of other liens, claims and encumbrances, except those acceptable to Lender. All of the issued and outstanding capital stock of each US Borrower and its subsidiaries and of parent (if parent is a holding company owned by Rand), together with a limited recourse guarantee from Rand if required to support a pledge of the stock of Borrowers or an intermediate holding company parent of Borrowers (as applicable), will be pledged to the Lender and the Lender's Canadian resident Lender. As well, all of the issued and outstanding capital stock of each Canadian Borrower and its subsidiaries will be pledged to the Lender's Canadian resident affiliate and up to 65% of the issued and outstanding capital stock of each Canadian Borrower will be pledged to the Lender.

                       The Canadian dollar and US dollar denominated Revolvers and Term Loans will be cross-defaulted. In addition, the US denominated Term Loan and Revolver will be cross-collateralized.

SINKING FUND
PROVISIONS:            Sinking Fund A:

                       At the end of each month starting in July of each year, Excess Cash Flow for the month (after revolver loans are fully paid down) is to be deposited in a sinking fund blocked account (Sinking Fund A) to be available to fund capex (drydock and winter work) requirements of the current fiscal year. This provision is subject to there being cash balances in the Borrowers' operating accounts (ie. outside the blocked sinking fund account), after giving effect to such deposit to Sinking Fund A, equal to US$1.0MM plus the amount of preferred share dividends and senior principal payments remaining to be paid prior to year-end.

                       Such amounts deposited in the Sinking Fund A blocked account during the months of July through December will be released at the end of December, to be available (together with operating cash flow generated in January through March and any funds released from Sinking Fund B per below) to fund capex requirements in January, February and March.

                       Sinking Fund B:

                       To be established as a reserve to help cover future years' capex (drydock and winter work) requirements, specifically FY2007, FY2008 and FY2009. A total of US$3.5MM is to be deposited in the Sinking Fund B blocked account and subsequently released at the end of

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Page 5
Of Schedule A

                       December 2006 (US$l.0MM), December 2007 (US$1.5MM) and December 2008 (US$1.0) to fund capex in January, Feb and March of of each of these fiscal years.

                       An initial amount of US$2.0MM will be deposited at the date of closing to Sinking Fund B from the cash closing proceeds (see our Appendix I - Sources & Uses of Funds at Close). The remaining US$1.5MM will be deposited at the end of March/06, provided there was sufficient consolidated Excess Cash Flow generated in the year (if there was not sufficient consolidated Excess Cash Flow to make the full US$1.5MM deposit in March/06, then the remaining portion is to be deposited in March/07 from consolidated Excess Cash Flow of that year, and similarly in March/08 if still required).

                       For each year, the amount to be deposited to Sinking Fund B at the end of March will be determined based on Excess Cash Flow for the year as calculated at the end of March from management prepared unaudited financial statements. Once the audited statements are available in June, and a fresh calculation of Excess Cash Flow is made based on these audited statements, any required adjustment to the Sinking Fund B balance would be done at that time.

                       Excess Cash flow is defined as EBITDA of the Borrower, minus capex (excluding capex funded by disbursements of funds released from Sinking Fund B), cash taxes, scheduled and mandatory principal repayments, cash interest payments, semi-annual cash dividends to parent or Rand to service Preferred Equity and changes in non-cash working capital.

FEES: In addition to the Underwriting Deposit described in the Proposal Letter, the following fees (where applicable, calculated on the basis of a 360-day year and actual days elapsed) will be payable:

                       A Closing Fee of two percent (2.0%) will be due and payable at closing (fully earned and non-refundable).

                       An Unused Line Fee equal to one-half percent (0.50%) per annum calculated on the basis of a 365-day year and actual days elapsed on the average unused daily balance of the Revolver, payable monthly in arrears.

                       Administrative Agency Fee equal to US $20,000 per annum, payable annually in advance on the closing date and on each anniversary thereof.

                       Lender will determine prior to close the allocation of Closing Fees and Administrative Agency Fees between US dollar and Canadian dollar denominated facilities.

FINANCIAL REPORTING:   Monthly and Quarterly:  Internally prepared  consolidated
                       and consolidating  financial  statements of each Borrower
                       and   Parent.    Yearly:    Audited    consolidated   and
                       consolidating  financial  statements of each Borrower and
                       Parent  (including any management  letter)  prepared by a
                       accounting  firm  acceptable  to  Lender,  as  well as an
                       annual  approved  operating plan  including  monthly cash
                       flow  projections and excess  borrowing  availability for
                       the   following   year.  As  required:   Borrowing   Base
                       Certificate, collateral reports, projections, and such other information and reports requested by Lender. All reports and financial statements to be in form and scope acceptable to Lender.

PREPAYMENT PREMIUMS:
                       Prepayment premium, payable in the event that the Financing is terminated (voluntarily, upon default or otherwise) prior to the first anniversary of the closing date equal to the

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Page 6
Of Schedule A

                       total committed amount of the Revolver and the amount being prepaid on the Term Loan multiplied by 1%.

TRANSACTION EXPENSES:
                       All documented out of pocket transaction expenses incurred by Lender, including, but not limited to, appraisals, expenses of counsel (reasonable), due diligence, lien searches, environmental audits, insurance review and security filings, would be for the account of Borrowers.

ENVIRONMENTAL
LIABILITY:             Lender will require Borrowers to indemnify  Lender, in a
                       form acceptable to Lender,  from any and all liabilities,
                       costs   and   expenses   resulting   from   any  and  all
                       environmental damages, risks or hazards and any legal proceedings, claims, etc. as a result of an environmental related action or incident with respect to Borrower's property.

FINANCIAL COVENANTS:
                       Financial covenants satisfactory to Lender (calculated quarterly on a trailing 12-month basis) to include, without limitation: minimum fixed charge coverage of 1.2x, maximum senior debt to EBITDA of 2.5x in FY2006 and FY2007, and 2.25x thereafter, minimum EBITDA [to be mutually agreed to prior to closlng].

                       Ability to utilize remaining Excess Cash Flow (after Sinking Fund B deposit requirements are met) annnually (calculated upon receipt of Borrowers' fiscal year-end financial audits) to distribute dividends after Senior Debt to EBITDA leverage has dropped below 2.0x and Fixed Charge Coverage is greater than 1.3x, and subject to applicable law. Dividends to parent or Rand necessary to service Preferred Equity interest in Rand will not be subject to the foregoing financial covenants (other than the separate financial covenants referred to in the previous paragraph, breach of which would constitute a default under the credit agreement) and will be permitted provided no event of default under loan documents is then existing or would result from such dividends and the payment thereof complies with applicable laws.

CONDITIONS TO CLOSING:

                       Lender's obligation to close the Financing and to make an initial funding there under at closing shall be conditioned upon satisfaction (in Lender's and its counsel's sole discretion) of certain conditions precedent as are customary for financings of this type and otherwise deemed appropriate by the Lender for this transaction in its sole discretion, including but not limited to the following:

                 o     Acceptable final documentation.

                 o     Acceptable   cash  management   systems,   including  the
                       establishment of lockbox account arrangements, with daily sweeps of cash to Lender.

                 o Minimum excess availability at closing (based on a borrowing base determined by Lender in its sole credit
                       judgment)  [TBD],  on a pro  forma   basis  after  giving
                       effect to initial advances (including closing costs), past due taxes and accounts payable more than 60 days past due.

                 o No violation of applicable law, decrees, and material agreements.

                 o Corporate structure, capital structure, other debt instruments, all documents relating to Acquisition and
                       Restructuring, material contracts, and governing documents of Rand

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Of Schedule A

                       Acquisition Corporation, Borrowers and affiliates, and tax effects resulting from Acquisition and Restructuring to be acceptable.

                 o Payment by Borrower of fees and Transaction Expenses, and any other amount due hereunder.

                 o Management structure, composition of board of directors and board selection procedures to be reasonably acceptable, with the Lender to be reasonably satisfied regarding the status of continuation of management.

                 o All relevant debt and other documents, intercreditor agreements, equity or stockholder agreements, incentive or employment agreements, tax agreements and other material agreements to be acceptable.

                 o     Satisfactory   subordination   and  postponement  of  all
                       indebtedness of Borrowers and any guarantor to any related party (e.g., a shareholder, affiliate, member, partner, director, officer, family member, etc.) and all liens securing any such indebtedness (or, at Lender's option, all such liens shall be waived or extinguished).

                 o Completion of all environmental and legal due diligence (including collateral audit, asset appraisals, environmental audit and background, credit, judgment, lien and reference checks and searches on (i) Borrowers,
                       (ii) their respective shareholders, officers and directors, (iii) each guarantor and (iv) all other credit parties) with results satisfactory to Lender.

                 o Satisfactory verification of accounts receivable, including completion of an audit to determine the liquidity of accounts receivable, the available borrowing base based on such liquidity analysis and the application of liquidity factors determined by Lender.

                 o Purchaser price for Borrowers not to exceed US$54.0MM plus a working capital adjustment (including repayment of Borrowers' existing debt to GE and subordinate debt lenders) and aggregate fees and closing costs (including those payable to GE Capital) not to exceed an additional US$3.0MM. Acquisition documents, structure and terms to be otherwise acceptable.

                 o Purchase price to be funded through: (i) proceeds of US$24.1MM in new cash equity from Rand and proceeds of not less than US$15.0MM 7 3/4 Preferred Equity (cash pay, semi-annually subject to no events of default) contributed at closing with all terms acceptable to Lender (such proceeds to be applied to purchase price payable to seller and then to repayment of existing debt with balance of equity proceeds to be contributed to Borrowers), and (ii) proceeds of the proposed Senior Debt Facility (such proceeds shall be used to repay the Borrowers' debt). See Appendix I, Sources and Uses of funds at close.

                 o Minimum of US$2.OMM to be deposited at closing into Sinking Fund B from closing date equity contributions referred to above.

                 o Total indebtedness of Borrowers (including the Financing) at closing not to exceed US$24.0MM.

                 o Satisfaction with the terms of the management incentive agreement between management and Rand.

                 o Senior Funded Debt to EBITDA at close not to exceed 2.75x based on March 2005 trailing twelve month results (calculated on a combined basis including Towing, Transportation and Grand).

                 o Lender shall have received the re-casting of historical financials according to US GAAP by Deloitte, to be satisfactory to GE.

                 o Lender shall have received confirmation of projected dry-dock and winterwork schedule/expenses with satisfactory amounts, as per Appraiser's report to Rand (or otherwise as Appraiser may be engaged directly by the Lender),

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Of Schedule A

                 o     Updated   desktop   appraisal   of   vessels   (Appraisal
                       engagement from Lender) with satisfactory values.

                 o     Lender  shall  have   received  in  form  and   substance
                       satisfactory   to  Lender  legal  opinions  from  outside
                       counsel to the Borrowers.

                 o     Satisfactory evidence of solvency.

                 o     Necessary   or   appropriate   waivers  and  consents  of
                       governmental entities and third parties.

                 o Insurance protection to be acceptable including Lender to be additional insured and loss payee, as appropriate. All insurance policies to provide for 30 days notice to Lender prior to cancellation, material amendment or non-renewal.

                 o With respect to any real estate collateral, receipt of title insurance policies in amount, form and from an issuer satisfactory to Lender.

                 o As of the closing date, there shall not have been any fact, event or circumstance that, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition, (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, prospects, or properties of any Borrower; (b) has or is reasonably expected to have any material adverse effect on the validity or enforceability of any loan document; (c) materially impairs or is reasonably expected to materially impair the ability of any Borrower to pay and perform its obligations; (d) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under any loan document; or (e) has or is reasonably expected to have any material adverse effect on Lender's collateral, the liens of Lender in such Collateral or the priority of such Liens (collectively, a "Material Adverse Effect").

CONDITIONS TO FUNDING:

                       The making of any advance shall also be subject to but not limited to (a) the accuracy of all representations and warranties, (b) no default or event of default at the time or after giving effect to the making of such advance and (c) the absence of any adverse change in the condition (financial or otherwise), properties, business or operations of any Borrower or any Guarantor.

OTHER TERMS AND CONDITIONS:
                       (All to be satisfactory to Lender and its counsel)

                 o Semi-annual desktop appraisal of vessels, to be done by an appraiser acceptable to the Lender (costs to be covered out of annual administration fee).

                 o     General  and  collateral  releases  from  prior  lenders;
                       customary    corporate    and   estoppel    certificates;
                       landlord/mortgagee/bailee/consignee/offset waivers.

                 o Transactions with officers, directors, employees and affiliates will be limited.

                 o Limitations on indebtedness and capital expenditures (to be governed by annual budgets to be approved by Lender acting reasonably).

                 o Restrictions on acquisitions (including acquisition of new vessels) and investments.

                 o Restrictions on additional indebtedness and encumbrances, subject to permitted limits for PMSI's and the like, to be agreed to prior to closing.

                 o No merger, sale or material change in ownership or control of Borrowers, or of a material portion of its stock or assets.

                 o Rights of: Inspection; access to facilities, management and auditors.

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Of Schedule A

                 o Customary yield protection provisions, including, without limitation, provisions as to capital adequacy, illegality, changes in circumstances and withholding taxes.

                 o Customary mandatory prepayment (to be negotiated) upon disposition of assets and upon sale of equity in each case applied to prepay installments of the Term Loan in inverse order of maturity.

                 o     Events of default including:

                          i.    Change of control of the Borrower;

                          ii.   Any  covenant   default   (including   financial
                                covenant defaults);

                          iii.  Failure to provide financial reporting;

                          iv. All Revolving Credit Facilities and Term Loans are fully cross-defaulted;

                          V. Default if at any time a) the aggregate Term Loans outstanding of Towing and Grand exceed b) 75% of the Fair Market Value of the vessels owned by Towing and Grand (and any subsidiary or affiliate of Towing or Grand), less any preferred liens against the vessels owned by Towing and Grand; and

                          vi. Other events of default that are customarily found in credit agreements for similar financing by Agent, as well as any others determined by Agent to be appropriate in the context of the proposed financing.

                          vii.  Lender syndication/assignment rights.

                 o     Governing law - New York

                 o The loan documents will contain such other conditions precedent, affirmative, negative and financial covenants, representations and warranties, indemnities, events of default, remedies and other provisions, as required by Lender, including those customarily required by Lender in similar financings

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